EXHIBlT 10.10

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT is made this 29th day of March, 1996, by and between ENVIRONMENTAL ELEMENTS CORPORATION, a Delaware corporation with principal offices at 3700 Koppers Street, Baltimore, Maryland 21227 (hereinafter referred to as "Employer") and EDWARD H. VERDERY residing at Fishing Creek Farm, 1227 Cherry Tree Lane, Annapolis, Maryland 21403 (hereinafter referred to as "Employee").

        1. Employer agrees to continue to employ Employee, and Employee hereby accepts such continued employment, for an initial term expiring March 31, 1997. The initial term shall be subject to automatic renewal terms of one year each, unless either party to the Agreement shall have given written notice not less than ninety (90) days prior to the annual renewal date that they wish to terminate this Agreement.

        2. Employee is engaged in the capacity set forth on Schedule A hereto and agrees to serve Employer faithfully and diligently in that capacity wherever Employer is or may in the future be engaged in such business during the term of this Agreement, and to perform such other services as may be assigned by the Board of Directors of the Employer. Employee also agrees to devote his undivided full-time attention to the business of Employer.

        3. In the event  that  Employer  gives  Employee  notice  of  Employer's intention not to renew this Agreement or any renewal other than for Cause, Employee shall upon any such expiration be entitled to a severance payment equal to one times the annual salary in effect for Employee in the month prior to the termination (the "Annual Salary"). In the event this Agreement is terminated due to a Change in Control or in the event that Employer terminates this Agreement or any renewal other than for Cause, Employee shall be entitled to a severance payment equal to (i) one times the Annual Salary and (ii) the product of one twelfth of the Annual Salary times the number of months between the effective date of the termination and the date on which this Agreement would otherwise terminate. Such severance shall be paid with full benefits in equal biweekly installments or, at Employee's election, exclusive of benefits, in a lump sum payment made within 60 days of the effective
termination date. For the purposes of  this   Agreement,   the  term  "Cause"
means  (i)  Employer's   good  faith determination that there has been any gross
neglect of duty or misconduct of the Employee in discharging any of his duties and responsibilities as an employee of the Employer or any of its
subsidiaries,   (ii)   Employer's  good  faith determination that there has been
fraud, theft or embezzlement committed against the Employer or any subsidiary or customer of the Employer, (iii) Employee's conviction of a felony or any other crime involving moral turpitude, (iv) a violation by Employee of any covenant or negative covenant set forth in Paragraph 5 hereof. A Change in Control for the purpose of this Agreement shall mean the acquisition of a controlling interest in the Employer by any entity or other shareholder not currently holding a controlling interest.

        4. For the term of this Agreement, any renewal thereof, and any period for which Employee is entitled to receive compensation under this Agreement (whether or not such payment



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is accelerated at Employee's option),  Employee will not engage in, acquire any interest in, participate in, become employed by, or provide consulting services to, either directly or indirectly, other than through the ownership of publicly traded stock, any other business in competition with the air pollution control business of Employer or any of its related or affiliated corporations.

        5. Any stock options granted to you shall become immediately exercisable in full upon a change in control of the Company, which shall be defined as set forth in incentive stock option agreements for stock option grants previously made to you.

        IN WITNESS WHEREOF, the parties have caused this Employment Agreement to be executed on the day and year first above written, and have hereunto set their hand and seals.


ATTEST:                               ENVIRONMENTAL ELEMENTS
                                      CORPORATION


/s/ Cleo P. Braver                    By: /s/ F. Bradford Smith
- - ------------------------------            -----------------------------(SEAL)
Cleo P. Braver                        F. Bradford Smith
                                      Chairman of the Board


WITNESS:



/s/ Blaire A. Freed                   /s/ Edward H. Verdery
- - ------------------------------        ---------------------------------(SEAL)
Blaire A. Freed                       Edward H. Verdery

                                     - 2 -



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                                   SCHEDULE A

                     Schedule of Capacity For Which Engaged
                   (Paragraph 2 of the Employment Agreement)

A. Name of Employee: Edward H. Verdery

B. Capacity:         The  capacity  for which the Employee is engaged for the
                     purposes of Paragraph 2 of the Employment Agreement to which this Schedule is attached is President and Chief
                     Executive Officer.

                                     - 3 -